Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Post-Effective Amendment No. 1 to Form S-4 (Registration No. 333-77991-01) for the Sundstrand Corporation Director Compensation Plan, Sundstrand Corporation Nonemployee Director Stock Option Plan, the Sundstrand Corporation Stock Incentive Plan, the Sundstrand Corporation Management Stock Performance Plan and the 1989 Restricted Stock Plan of our report dated January 21, 1999, except for Note 16, as to which the date is May 20, 1999, relating to the restated consolidated financial statements of United Technologies Corporation, for the three years in the period ended December 31, 1998 included in its Current Report on Form 8-K dated June 11, 1999, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which has been filed as Exhibit
99.2 of the aforementioned Current Report on Form 8-K.



/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP
Hartford, Connecticut
June 11, 1999